Exhibit 10.6

RETIRING EXECUTIVE RESTRICTED STOCK UNITS AGREEMENT

Employee Name:

ID Number:

Payroll Country:

Number of Restricted Stock Units Granted:

Grant Date:

Grant Price:

Designated Date:

Vesting Schedule: With regard to these units, the units vest on the Designated Date and the restrictions on the vested units lapse six months after the Grantee’s Termination date.

Further Terms and Conditions

These Terms and Conditions describe terms and conditions of Restricted Stock Unit Awards granted under the 2011 Omnibus Stock and Performance Incentive Plan of ConocoPhillips (referred to as the Plan) by ConocoPhillips (Company) to certain eligible Employees (Employees). These Terms and Conditions, together with the Annual Award Summary given to each Employee receiving an Award, form the Award Agreement (the Agreement) relating to the Awards described.

1.	Type and Size of Grant. Subject to the Plans and this Agreement, the Company grants to certain eligible Employees Restricted Stock Units. Individual awards will be as set forth in the Annual Award Summary given to each Employee to whom an Award is granted. The Annual Award Summary for each Employee is made a part of this Agreement with regard to such Employee.

2.	Grant Date, Price, and Plan. The Grant Date and Grant Price are as set forth above. Awards are made under the 2011 Omnibus Stock and Performance Incentive Plan.

3.	Restrictions, Forfeiture, and Lapse of Restrictions. The Restricted Stock Units subject hereto may be canceled or forfeited as set forth herein. Except as otherwise noted in this Agreement, the following summary table describes restrictions and terms, forfeiture, and lapse of restrictions, subject to the more detailed provisions set forth below:

Effective April 4, 2012

Exhibit 10.6

Summary Table

Summary of Termination Rules
Status	Termination Date	Forfeiture or Lapsing of Restrictions

Retirement (age 55 and 5 years of service)	Prior to Designated Date	Canceled upon Termination
	On or after Designated Date	Restrictions on remaining units lapse six months after Termination date

Layoff	Prior to Designated Date	Canceled upon Termination
	On or after Designated Date	Restrictions on remaining units lapse six months after Termination date

Disability	Any date after grant date	Restrictions lapse on Termination date

Death	Any date after grant date	Restrictions lapse on Termination date

Divestitures, outsourcing, and moves to joint ventures	Any date after grant date	Canceled upon Termination, unless approval otherwise

All other Terminations	Prior to Designated Date	Canceled upon Termination
	On or after Designated Date	Restrictions on remaining units lapse six months after Termination date

(a)	Restrictions and Terms.

(i)	The Award shall be held in escrow by the Company until the lapsing of restrictions placed upon the Award. The Employee shall not have the right to sell, transfer, assign, or otherwise dispose of Restricted Stock Units granted in an Award until the escrow is terminated. Except as set forth below, the Award shall be forfeited and the related Restricted Stock Units canceled upon the Employee’s Termination of Employment with the Company prior to the Designated Date. Restrictions shall lapse on the Restricted Stock Units granted in an Award on the date that is the earliest of the Grantee’s death, or six months after the Grantee’s Termination Date for a reason other than death unless the Award has previously forfeited and the related Restricted Stock Units canceled in whole or in part. Upon the lapsing of restrictions, the number of shares of unrestricted Stock equal to the number of shares of Restricted Stock Units for which the restrictions have so lapsed shall be registered in the Employee’s name, and the related shares of Restricted Stock Units shall be canceled; provided, however, that in places where it is determined by the Administrator that payout in the form of unrestricted Stock is prohibited by law, regulation, or decree, or where the cost of legal compliance to issue the unrestricted Stock would be unreasonably expensive, the Fair Market Value of such unrestricted Stock shall be paid in cash instead of settlement of the Award in unrestricted Stock. Cash payouts are only permitted where such legal restrictions exist. Settlement of the Award in unrestricted Stock or cash payout, if any, shall be made upon the lapsing of restrictions on the Award, but, in any event, shall be made no later than March 15 of the year following the year in which such restrictions lapse.

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Exhibit 10.6

(ii)	Restricted Stock Units do not have any voting rights or other rights generally associated with Stock, and are merely an obligation of the Company to make settlement in accordance with the terms and conditions applicable to such Restricted Stock Units. Restricted Stock Units shall accrue a dividend equivalent at such times as an ordinary quarterly cash dividend is paid on the Stock of the Company, which dividend equivalent shall be paid in cash to the Employee to whom the Award was made. Payment of a dividend equivalent, if any, shall be made on the first day of the third month of each calendar quarter (or, if the New York Stock Exchange is not open on such day, the first day that the New York Stock Exchange is open thereafter), and, in any event, shall be made no later than March 15 of the year following the year in which the ordinary quarterly cash dividend is paid.

(b)	Termination of Employment.

(i)	General Rule for Termination. If, prior to the Designated Date, the Employee’s employment with a Participating Company shall be terminated for any reason except death or Disability, any Restricted Stock Units remaining in escrow pursuant to such Award shall be canceled and all rights thereunder shall cease; provided, however, that the Authorized Party may, in its or his sole discretion, determine that all or any portion of an Award shall not be canceled due to Termination of Employment. If the Employee’s employment with a Participating Company shall be terminated on or after the Designated Date for any reason except death or Disability, the Employee shall retain the number of the Restricted Stock Units granted in the Award. Employment terminated by reason of Layoff or Retirement shall also be subject to this provision.

(ii)	Disability. If, after the date the Award is granted, an Employee shall terminate employment following Disability of the Employee, the Employee shall retain all rights provided by the Award at the time of such Termination of Employment. In such case, the restrictions on the Award shall lapse on the date of Termination of Employment from the employ of the Company and its subsidiaries, and settlement shall be made in accordance with the settlement provisions above.

(iii)	Death. If, after the date an Award is granted, a Employee shall die while in the employ of a Participating Company (and prior to the cancellation of the Award), the executor or administrator of the estate of the Employee or the person or persons to whom the Award shall have been validly transferred by the executor or the administrator pursuant to will or the laws of descent and distribution shall have the right to settlement of the Award to the same extent the Employee would have, had the Employee not died. In such case, the restrictions on the Award shall lapse upon the determination of death by the Administrator, and settlement shall be made in accordance with the settlement provisions above. No transfer of an Award, or of the unrestricted Stock or other proceeds of an Award, by the Employee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Administrator shall have been furnished with written notice thereof and a copy of the will and such other evidence as the Administrator may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of such Award.

(iv)	Transfers and Leaves. Transfer of employment between Participating Companies shall not constitute Termination of Employment for the purpose of any Award granted under the Program. Whether any leave of absence shall constitute Termination of Employment for the purposes of any Award granted under the Program shall be determined by the Administrator, in each case in accordance with applicable law and by application of the policies and procedures adopted by the Company in relation to such leave of absence.

(v)	Divestiture, Outsourcing, or Move to Joint Venture. If, after the date the Award is granted, a Employee ceases to be employed by Participating Company as a result of (a) the outsourcing of a function, (b) the sale or transfer of all or a portion of the equity

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Exhibit 10.6

interest of such Participating Company (removing it from the controlled group of companies of which the Company is a part), (c) the sale of all or substantially all of the assets of such Participating Company to another employer outside of the controlled group of corporations (whether the Employee is offered employment or accepts employment with the other employer), (d) the Termination of the Employee by a Participating Company followed by employment within a reasonable time with a company or other entity in which the Company owns, directly or indirectly, at least a 50% interest, prior to exercise of an Award, or (e) any other sale of assets determined by the Authorized Party to be considered a divestiture under this program, the Authorized Party may, in its or his sole discretion, determine that all or a portion of any such Award shall not be canceled. In such cases, the restrictions on the Award shall lapse on the date of Termination of the Employee from the employ of the Company and its subsidiaries, and settlement shall be made in accordance with the settlement provisions above.

(vi)	Change of Control. In the event of a Change of Control, as defined hereafter, unless explicitly provided otherwise in the applicable Award Agreement, all restrictions and other limitations applicable to any Restricted Stock Units granted in any Award shall lapse. The Employee shall be vested in the Restricted Stock Units and the Restricted Stock Units shall be non-forfeitable upon the Change of Control. Settlement in unrestricted Stock or cash shall be made at the same times and upon the same events as it would otherwise have been made in accordance with the settlement provisions above.

(vii)	Notwithstanding anything herein to the contrary, in the event that this Award or the dividend equivalents associated with this Award are includible in income pursuant to section 409A of the Internal Revenue Code, settlement of the Award or any other distribution hereunder due to Separation from Service with the Company and its subsidiaries shall not be made to a “specified employee” (as that term is defined in section 409A(a)(2)(B)(i)) prior to six months after the specified employee’s Separation from Service from the Company and its subsidiaries (or, if earlier, the date of death of the specified employee).

(c)	Detrimental Activities and Suspension of Award.

(i)	If the Authorized Party determines that, subsequent to the grant of any Award, the Employee has engaged or is engaging in any activity which, in the sole judgment of the Authorized Party, is or may be detrimental to the Company or a subsidiary, the Authorized Party may cancel all or part of the Restricted Stock Units held in escrow pursuant to the Award or Awards granted to that Employee.

(ii)	If the Authorized Party, in its or his sole discretion, determines that the lapsing of restrictions on Restricted Stock Units held in escrow pursuant to any Award has the possibility of violating any law, regulation, or decree pertaining to the Company or Employee, the Authorized Party may freeze or suspend the Employee’s right to settlement or payout of the Award until such time as the lapse of restrictions would no longer, in the sole discretion of the Authorized Party, have the possibility of violating such law, regulation, or decree.

(iii)	Notwithstanding anything herein to the contrary, any Award is subject to forfeiture or recoupment, in whole or in part, under applicable law, including the Sarbanes-Oxley Act and the Dodd-Frank Act.

4.	Assignment of Award Upon Death. Rights under the Plans and this Agreement cannot be assigned or transferred other than by (i) will or (ii) the laws of descent and distribution.

5.	Tax Withholding. In all cases the Employee will be responsible to pay all required withholding taxes associated with an Award. Should a withholding tax obligation arise with regard to an Award or the lapsing of restrictions on Restricted Stock Units granted in an Award, the

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Exhibit 10.6

withholding tax may be satisfied by withholding shares of Stock. The value of the shares of Stock withheld for this purpose shall not exceed the minimum withholding amount required by applicable laws and regulations. In cases where a withholding tax obligation arises prior to the lapse of restrictions on Restricted Stock Units granted in an Award, the withholding tax may be satisfied instead by payment of cash by the Employee. Payment of cash shall not be allowed unless the Employee has elected to make such payment by payroll withholding over a period of six months following the date the obligation shall arise, which election must be made within thirty days of the Grant Date of the relevant Award. If any interest is required under local laws, regulations, or decrees to be charged on or imputed against the payroll withholding, the Employee shall be responsible for paying such interest, which shall be withheld from pay over the same six-month period. In cases where payment by payroll withholding cannot be made due to circumstances arising after the election or where the Administrator has determined that such withholding would violate any applicable law, regulation, or decree, shares of Stock shall be withheld instead. When necessary, lapsing of restrictions may be accelerated by the Authorized Party to the extent necessary to provide shares of Stock to satisfy any withholding tax obligation. This withholding tax obligation includes, but is not limited to, federal, state, and local taxes, including applicable non-U.S. taxes such as U.K. PAYE.

6.	Shareholder Rights for Restricted Stock Units. The Employee shall not have the rights of a shareholder until the Restricted Stock Unit has been canceled and ownership of shares of Stock has been transferred to the Employee. As described above, the Company may pay dividend equivalents with regard to Restricted Stock Units in certain circumstances.

7.	Certain Adjustments. In the event certain corporate transactions, recapitalizations, or stock splits occur while Restricted Stock Units are outstanding, the Grant Price and the number of shares of Restricted Stock Units shall be correspondingly adjusted.

8.	Relationship to the Plan. In addition to the terms and conditions described in this Agreement, Awards are subject to all other applicable provisions of the Plan. The decisions of the Committee with respect to questions arising as to the interpretation of the Plan or this Agreement and as to findings of fact, shall be final, conclusive, and binding.

9.	No Employment Guarantee. No provision of this Agreement shall confer any right upon the Employee to continued employment with any Participating Company.

10.	Governing Law. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware.

11.	Amendment. Without the consent of the Employee, this Agreement may be amended or supplemented (i) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or (ii) to add to the covenants and agreements of the Company for the benefit of an Employee or to add to the rights of an Employee or to surrender any right or power reserved to or conferred upon the Company in this Agreement, provided, in each case, that such changes or corrections shall not adversely affect the rights of the Employee with respect to the grant of an Award evidenced hereby without the Employee’s consent, or (iii) to make such other changes as the Company, upon advice of counsel, determines are necessary or advisable because of the adoption or promulgation of, or change in or of the interpretation of, any law or governmental rule or regulation, including any applicable federal or state securities or tax laws.

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Exhibit 10.6

DEFINITIONS

Capitalized terms not defined below shall have the meanings set forth in the Plan.

Authorized Party means the person who is authorized to approve an Award, exercise discretion or take action under the Administrative Procedure for the Restricted Stock Program and pursuant to the Program. With regard to Senior Officers, the Committee is the Authorized Party. With regard to other Employees, the Chief Executive Officer, acting as the Special Equity Award Committee of the Board of Directors of the Company, is the Authorized Party, although the Committee may act concurrently as the Authorized Party.

Award means any Restricted Stock Units granted to an Employee pursuant to such applicable terms, conditions, and limitations as the Authorized Party may establish in order to fulfill the objectives of the Program.

Change of Control has the meaning set forth in Attachment A to these Terms and Conditions.

Committee means the Human Resources and Compensation Committee of the Board of Directors of the Company, or any successor committee to it.

Company means ConocoPhillips, a Delaware corporation.

Designated Date means the date set forth on the Employee’s Award Summary as the Designated Date.

Disability means a disability for which the employee in question has been determined to be entitled to either (i) benefits under the applicable plan of long-term disability of the Company or its subsidiaries or (ii) disability benefits under the Social Security Act. In the absence of any such determination, the Authorized Party may make a determination that the employee has a Disability.

Fair Market Value means, as of a particular date, the mean between the highest and lowest sales price per share of such Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the next preceding date on which such a sale was so reported, or, at the discretion of the Committee, the price prevailing on the exchange at a designated time.

Grant Price means the Fair Market Value for one share of Stock as of the date of the grant of an Award. Grant price is not adjusted for any restrictions applicable to the Award.

Layoff means an applicable Termination of Employment due to layoff under the ConocoPhillips Severance Pay Plan, the ConocoPhillips Executive Severance Plan, or the ConocoPhillips Key Employee Change in Control Severance Plan, or layoff or redundancy under any similar layoff or redundancy plan which the Company or its subsidiaries may adopt from time to time. If all or any portion of the benefits under the redundancy or layoff plan are contingent on the employee’s signing a general release of liability, such Termination shall not be considered as a “Layoff” for purposes of this Award unless the employee executes and does not revoke a general release of liability, acceptable to the Company, under the terms of such layoff or redundancy plan. In order to be considered a layoff for purposes of this Award, the Termination of Employment must also be considered a Separation from Service.

Participating Company includes ConocoPhillips and its 100% owned subsidiaries, including both those directly owned and those owned through subsidiaries, whose participation has been approved by the Authorized Party.

Restricted Stock Unit means a unit equal to one share of Stock (as determined by the Authorized Party) that is subject to forfeiture provisions or that has certain restrictions attached to the ownership thereof.

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Exhibit 10.6

Retirement means Termination at age 55 or older with a minimum of 5 years service with a Participating Company; provided, however, that with regard to an Employee not on the United States payroll, the CEO may approve the use of a different definition. Service is defined by the policies of the Participating Company.

Senior Officer means the Chairman of the Board, the CEO, all other executive officers of the Company (determined in accordance with the Company’s custom and practice pursuant to section 16(b) of the Securities Exchange Act of 1934, as amended), all other employees of the Company who report directly to the CEO and whose salary grade is 23 or higher, and all other employees of the Company whose salary grade is 26 or higher.

Separation from Service means “separation from service” as that term is used in section 409A of the Internal Revenue Code.

Stock means shares of common stock of the Company, par value $.01. Stock may also be referred to as “Common Stock.”

Termination and Termination of Employment mean cessation of employment with the Participating Companies, determined in accordance with the policies and practices of the Participating Company for whom the Employee was last performing services.

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Exhibit 10.6

Attachment A

Change of Control

The following definitions apply to the Change of Control provision in Paragraph 10 of the Plan.

Affiliate shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect at the time of determination.

Associate shall mean, with reference to any Person, (a) any corporation, firm, partnership, association, unincorporated organization or other entity (other than the Company or a subsidiary of the Company) of which such Person is an officer or general partner (or officer or general partner of a general partner) or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities, (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

Beneficial Owner shall mean, with reference to any securities, any Person if:

(a) such Person or any of such Person’s Affiliates and Associates, directly or indirectly, is the “Beneficial Owner” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect at the time of determination) such securities or otherwise has the right to vote or dispose of such securities;

(b) such Person or any of such Person’s Affiliates and Associates, directly or indirectly, has the right or obligation to acquire such securities (whether such right or obligation is exercisable or effective immediately or only after the passage of time or the occurrence of an event) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, other rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to “beneficially own,” (i) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (ii) securities issuable upon exercise of Exempt Rights; or

(c) such Person or any of such Person’s Affiliates or Associates (i) has any agreement, arrangement or understanding (whether or not in writing) with any other Person (or any Affiliate or Associate thereof) that beneficially owns such securities for the purpose of acquiring, holding, voting (except as set forth in the proviso to subsection (a) of this definition) or disposing of such securities or (ii) is a member of a group (as that term is used in Rule 13d-5(b) of the General Rules and Regulations under the Exchange Act) that includes any other Person that beneficially owns such securities;

provided, however, that nothing in this definition shall cause a Person engaged in business as an underwriter of securities to be the Beneficial Owner of, or to beneficially own, any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition. For purposes hereof, “voting” a security shall include voting, granting a proxy, consenting or making a request or demand relating to corporate action (including, without limitation, a demand for a shareholder list, to call a shareholder meeting or to inspect corporate books and records) or otherwise giving an authorization (within the meaning of Section 14(a) of the Exchange Act) in respect of such security.

The terms beneficially own and beneficially owning shall have meanings that are correlative to this definition of the term Beneficial Owner.

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Exhibit 10.6

Board shall have the meaning set forth in the foregoing Plan.

Change of Control shall mean any of the following occurring on or after May 11, 2011:

(a) any Person (other than an Exempt Person) shall become the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding or 20% or more of the combined voting power of the Voting Stock of the Company then outstanding; provided, however, that no Change of Control shall be deemed to occur for purposes of this subsection (a) if such Person shall become a Beneficial Owner of 20% or more of the shares of Common Stock or 20% or more of the combined voting power of the Voting Stock of the Company solely as a result of (i) an Exempt Transaction or (ii) an acquisition by a Person pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of subsection (c) of this definition are satisfied;

(b) individuals who, as of May 11, 2011, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to May 11, 2011 whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; provided, further, that there shall be excluded, for this purpose, any such individual whose initial assumption of office occurs as a result of any actual or threatened Election Contest that is subject to the provisions of Rule 14a-11 of the General Rules and Regulations under the Exchange Act;

(c) the Company shall consummate a reorganization, merger, or consolidation, in each case, unless, following such reorganization, merger, or consolidation, (i) 50% or more of the then outstanding shares of common stock of the corporation, or common equity securities of an entity other than a corporation, resulting from such reorganization, merger, or consolidation and the combined voting power of the then outstanding Voting Stock of such corporation or other entity are beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding Common Stock immediately prior to such reorganization, merger, or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, or consolidation, of the outstanding Common Stock, (ii) no Person (excluding any Exempt Person or any Person beneficially owning, immediately prior to such reorganization, merger, or consolidation, directly or indirectly, 20% or more of the Common Stock then outstanding or 20% or more of the combined voting power of the Voting Stock of the Company then outstanding) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of the corporation, or common equity securities of an entity other than a corporation, resulting from such reorganization, merger, or consolidation or the combined voting power of the then outstanding Voting Stock of such corporation or other entity, and (iii) at least a majority of the members of the board of directors of the corporation, or the body which is most analogous to the board of directors of a corporation if not a corporation, resulting from such reorganization, merger, or consolidation were members of the Incumbent Board at the time of the initial agreement or initial action by the Board providing for such reorganization, merger, or consolidation; or

(d) (i) the shareholders of the Company shall approve a complete liquidation or dissolution of the Company unless such liquidation or dissolution is approved as part of a plan of liquidation and dissolution involving a sale or disposition of all or substantially all of the assets of the Company to a corporation with respect to which, following such sale or other disposition, all of the requirements of clauses (ii)(A), (B), and (C) of this subsection (d) are satisfied, or (ii) the Company shall consummate the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation or other entity, with respect to which, following such sale or other disposition, (A) 50% or more of the then outstanding shares of common stock of such corporation, or common

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Exhibit 10.6

equity securities of an entity other than a corporation, and the combined voting power of the Voting Stock of such corporation or other entity is then beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding Common Stock immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the outstanding Common Stock, (B) no Person (excluding any Exempt Person and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Common Stock then outstanding or 20% or more of the combined voting power of the Voting Stock of the Company then outstanding) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of such corporation, or common equity securities of an entity other than a corporation, and the combined voting power of the then outstanding Voting Stock of such corporation or other entity, and (C) at least a majority of the members of the board of directors of such corporation, or the body which is most analogous to the board of directors of a corporation if not a corporation, were members of the Incumbent Board at the time of the initial agreement or initial action of the Board providing for such sale or other disposition of assets of the Company.

Common Stock shall have the meaning set forth in the foregoing Plan.

Company shall have the meaning set forth in the foregoing Plan.

Election Contest shall mean a solicitation of proxies of the kind described in Rule 14a-12(c) under the Exchange Act.

Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

Exempt Person shall mean any of the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company, and any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan.

Exempt Rights shall mean any rights to purchase shares of Common Stock or other Voting Stock of the Company if at the time of the issuance thereof such rights are not separable from such Common Stock or other Voting Stock (i.e., are not transferable otherwise than in connection with a transfer of the underlying Common Stock or other Voting Stock), except upon the occurrence of a contingency, whether such rights exist as of May 11, 2011 or are thereafter issued by the Company as a dividend on shares of Common Stock or other Voting Securities or otherwise.

Exempt Transaction shall mean an increase in the percentage of the outstanding shares of Common Stock or the percentage of the combined voting power of the outstanding Voting Stock of the Company beneficially owned by any Person solely as a result of a reduction in the number of shares of Common Stock then outstanding due to the repurchase of Common Stock or Voting Stock by the Company, unless and until such time as (a) such Person or any Affiliate or Associate of such Person shall purchase or otherwise become the Beneficial Owner of additional shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or additional Voting Stock representing 1% or more of the combined voting power of the then outstanding Voting Stock, or (b) any other Person (or Persons) who is (or collectively are) the Beneficial Owner of shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or Voting Stock representing 1% or more of the combined voting power of the then outstanding Voting Stock shall become an Affiliate or Associate of such Person.

Person shall mean any individual, firm, corporation, partnership, association, trust, unincorporated organization or other entity.

Voting Stock shall mean, (1) with respect to a corporation, all securities of such corporation of any class or series that are entitled to vote generally in the election of, or to appoint by contract, directors

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Exhibit 10.6

of such corporation (excluding any class or series that would be entitled so to vote by reason of the occurrence of any contingency, so long as such contingency has not occurred) and (ii) with respect to an entity which is not a corporation, all securities of any class or series that are entitled to vote generally in the election of, or to appoint by contract, members of the body which is most analogous to the board of directors of a corporation.

Effective April 4, 2012